EXHIBIT 10.1

FIRST AMENDMENT
TO
CBC NATIONAL BANK
EXECUTIVE SUPPLEMENTAL INCOME AGREEMENT

THIS FIRST AMENDMENT is made as of the 4th day of October, 2010, by and between CBC NATIONAL BANK, a national banking association (the “Employer”), and Paul R. Garrigues, a resident of the State of Florida (the “Officer”).

RECITALS:

The Employer and the Officer previously entered into that certain CBC National Bank Executive Supplemental Income Agreement, dated May 1, 2009 (the “Agreement”).  The Employer and the Officer desire to amend the Agreement:  (a) to clarify certain ambiguities in the Agreement; (b) pursuant to Section VII.D. of IRS Notice 2010-6, to remove impermissible discretion granted to the Officer to select an alternative payment schedule in order to comply with applicable provisions of Section 409A of the Internal Revenue Code of 1986; (c) pursuant to Section VII.E. of IRS Notice 2010-6, to remove impermissible discretion granted to the Employer as to whether to accelerate payment of benefits in the event of a disability of the Officer in order to comply with applicable provisions of Section 409A of the Internal Revenue Code of 1986; (d) to delete an incident of disability on the part of the Officer as a payment event in a manner consistent with Treasury Regulations Section 1.409A-2(b); and (e) to conform the Agreement’s claims procedures with updated requirements under the Employee Retirement Income Security Act of 1974, as amended.

In consideration of the mutual agreements hereinafter set forth, the parties hereby agree to amend the Agreement, effective as of the date first set forth above, as follows:
1.	By deleting the existing Section 1.1 in its entirety and substituting therefor the following:

“1.1	AGREEMENT means this Executive Supplemental Income Agreement.”

2.	By deleting the existing Section 1.13 in its entirety and substituting therefor the following:

“1.13	OFFICER’S LIABILITY ACCOUNT means the Liability Account as defined in the Officer’s Benefit Statement.”

3.	By deleting the existing Section 3.2 in its entirety and substituting therefor the following:

“3.2
DISABILITY.  If the Officer becomes subject to a Disability while employed with the Employer or suffers a Disability from an accident or illness occurring while employed with the Employer, but prior to attaining Normal Retirement Age, the Disability Benefit shall be payable to the Officer and/or Beneficiary according to the provisions of Article IV.  The Officer and/or Beneficiary will not be entitled to any other Benefits if the Disability Benefit becomes payable.  Notwithstanding any other provision of this Agreement to the contrary, including, but not limited to, Sections 1.6, 2.2, 3.5 and 4.2(c), no Disability Benefit shall be payable with respect to a Disability of the Officer attributable to an accident or illness occurring on or after September 23, 2011.”

4.	By deleting the existing Section 3.3 in its entirety and substituting therefor the following:

“3.3
PAYMENT OF EMPLOYMENT TAXES.  Any and all Benefits payable under the Agreement shall be reduced by the amount of the Employer’s tax withholding obligations under Sections 3101 and 3401 of Code.  Payments due under the Agreement may be accelerated to pay, where applicable, such tax withholding obligations; however any such  accelerated payments shall not exceed the amount of the such tax withholding obligations and shall be made as a payment directly to taxing authorities pursuant to the applicable withholding provisions.  Any payments pursuant to this Section 3.3 shall reduce the Benefits otherwise payable to the Officer pursuant to the Agreement.”

5.	By deleting the existing Section 3.4 in its entirety and substituting therefor the following:

“3.4
DEATH.  If the Officer dies prior to his termination of employment with the Employer or before including a Disability for which a Disability Benefit is payable under this Agreement, the Salary Continuation Benefit shall become payable to the Beneficiary according to the provisions of Article IV.  The Beneficiary will not be entitled to the Salary Continuation Benefit if the Officer and/or the Beneficiary is entitled to or receiving the Retirement Benefit or Disability Benefit.”

6.	By deleting the existing Section 3.5 in its entirety and substituting therefor the following:

“3.5
CONTINUOUS EMPLOYMENT REQUIRED; CHANGE IN CONTROL.  Except as provided in this Section 3.5, the entitlement of the Officer and his Beneficiary to payment of Benefits is conditioned upon the Officer’s continuous employment with the Employer until Normal Retirement Age, Disability or death, as the case may be.  However, in the event of a Change in Control, the Benefits payable to the Officer shall be no less than the amount reflected in the Officer’s Liability Account at the time of the Change in Control, together with future interest accruals on such recorded balance.  In the event of the Officer’s termination of employment following a Change in Control but prior to attaining Normal Retirement Age or death, the Change in Control Benefit, as described in the Officer’s Benefit Statement, shall be payable as set forth in the Officer’s Benefit Statement.”

7.	By deleting the second and third sentences of Section 4.2(c).

8.	By adding new Section 4.4, as follows:

“4.4
TERMINATION OF EMPLOYMENT, POSSIBLE DELAY IN COMMENCEMENT OF PAYMENTS.  The terms ‘employment,’ ‘termination of employment,’ and similar terminology used in this Agreement means a ‘separation from service’ within the meaning of Section 409A of the Code.  Notwithstanding any provision in the Agreement to the contrary, to the extent necessary to avoid the imposition of tax on the Officer under Section 409A of the Code, any payments that are otherwise payable to the Officer within the first six (6) months following the effective date of the Officer’s termination of employment, shall be suspended and paid as soon as practicable following the end of the six-month period following such effective date if, immediately prior to the Officer’s termination of employment, the Officer is determined to be a Specified Employee.  All payments of benefits under this Agreement shall accrue from the date of the Officer’s termination of employment, to the extent not then paid due to this Section. Any payments suspended by operation of this Section shall be paid as a lump sum on the first (1st) business day following the end of such six-month period.  For purposes of this Section, the term ‘Specified Employee’ means a key employee (as defined in Code Section 416(i) without regard to Code Section 416(i)(5)) of any member of the Service Recipient, any stock of which is publicly traded on an established securities market or otherwise as of the date of the Officer’s termination of employment. For this purpose, the Officer is a key employee if the Officer meets the requirements of Code Section 416(i)(1)(A)(i), (ii), or (iii) (applied in accordance with the regulations thereunder and disregarding Code Section 416(i)(5)) at any time during the twelve (12) month period ending on December 31.  Notwithstanding the foregoing, if the Officer is a key employee determined under the preceding sentence, the Officer will be deemed to be a Specified Employee for the period commencing as of April 1 following such December 31 and through the succeeding March 31 or as otherwise required by Code Section 409A.  Also for purposes of this Section, the term ‘Service Recipient’ means the Employer and each business entity that, together with the Employer, constitutes the ‘service recipient’ as defined in Code Section 409A.”

9.	By deleting the existing Section 6.2 in its entirety and substituting therefore the following:

“6.2	ERISA PROVISIONS.

(a)	IN GENERAL. The following provisions in this Agreement are part of this Agreement and are intended to meet the requirements of ERISA.

(i)	The ‘Named Fiduciary’ is the Employer.

(ii)	The general corporate funds of the Employer are the basis of payment of benefits under this Agreement.

(iii)	For claims procedure purposes, the ‘Claims Administrator’ shall be the Chief Executive Officer of the Employer or his or her designee.

(iv)
For claims procedure purposes, ‘Appeals Fiduciary’ means an individual or group of individuals appointed by the Claims Administrator to review appeals of claims for benefits payable due to the Officer becoming subject to a Disability made pursuant to this Section 6.2.

(b)
NOTICE OF DENIAL.  If the Officer or a Beneficiary is denied a claim for benefits under this Agreement, the Claims Administrator shall provide to the claimant written notice of the denial within ninety (90) days (forty-five (45) days with respect to a denial of any claim for benefits due to the Officer becoming subject to a Disability) after the Claims Administrator receives the claim, unless special circumstances require an extension of time for processing the claim.  If such an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period.  In no event shall the extension exceed a period of ninety (90) days (thirty (30) days with respect to a claim for benefits due to the Officer becoming subject to a Disability) from the end of such initial period.  With respect to a claim for benefits due to the Officer becoming subject to a Disability, an additional extension of up to thirty (30) days beyond the initial 30-day extension period may be required for processing the claim.  In such event, written notice of the extension shall be furnished to the claimant within the initial 30-day extension period.  Any extension notice shall indicate the special circumstances requiring the extension of time, the date by which the Claims Administrator expects to render the final decision, the standards on which entitlement to benefits are based, the unresolved issues that prevent a decision on the claim and the additional information needed to resolve those issues.

(c)
CONTENTS OF NOTICE OF DENIAL.  If the Officer or Beneficiary is denied a claim for benefits under this Agreement, the Claims Administrator shall provide to such claimant written notice of the denial which shall set forth:

(i)	the specific reasons for the denial;

(ii)	specific references to the pertinent provisions of this Agreement on which the denial is based;

(iii)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

(iv)
an explanation of this Agreement’s claim review procedures, and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review;

(v)
in the case of a claim for benefits due to the Officer becoming subject to a Disability, if an internal rule, guideline, protocol or other similar criterion is relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such rule, guideline, protocol or other similar criterion was relied upon in making the decision and that a copy of such rule, guideline, protocol or other similar criterion will be provided free of charge upon request; and

(vi)
in the case of a claim for benefits due to the Officer becoming subject to a Disability, if a denial of the claim is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment for the denial, an explanation applying the terms of this Agreement to the claimant’s medical circumstances or a statement that such explanation will be provided free of charge upon request.

(d)	RIGHT TO REVIEW. After receiving written notice of the denial of a claim, a claimant or his or her representative shall be entitled to:

(i)
request a full and fair review of the denial of the claim by written application to the Claims Administrator (or Appeals Fiduciary in the case of a claim for benefits payable due to the Officer becoming subject to a Disability);

(ii)	request, free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim;

(iii)	submit written comments, documents, records, and other information relating to the denied claim to the Claims Administrator or Appeals Fiduciary, as applicable; and

(iv)
a review that takes into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(e)	APPLICATION FOR REVIEW.

(i)
If a claimant wishes a review of the decision denying his or her claim to benefits under this Agreement, other than a claim described in Section 6.2(e)(ii), he or she must submit the written application to the Claims Administrator within sixty (60) days after receiving written notice of the denial.

(ii)
If the claimant wishes a review of the decision denying his or her claim to benefits under this Agreement due to the Officer becoming subject to a Disability, he or she must submit the written application to the Appeals Fiduciary within one hundred eighty (180) days after receiving written notice of the denial.  With respect to any such claim, in deciding an appeal of any denial based in whole or in part on a medical judgment (including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate), the Appeals Fiduciary shall:

(1)	consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment; and

(2)
identify the medical and vocational experts whose advice was obtained on behalf of this Agreement in connection with the denial without regard to whether the advice was relied upon in making the determination to deny the claim.

Notwithstanding the foregoing, the health care professional consulted pursuant to this section 6.2(e)(ii) shall be an individual who was not consulted with respect to the initial denial of the claim that is the subject of the appeal or a subordinate of such individual.

(f)
HEARING.  Upon receiving such written application for review, the Claims Administrator or Appeals Fiduciary, as applicable, may schedule a hearing for purposes of reviewing the claimant’s claim, which hearing shall take place not more than thirty (30) days from the date on which the Claims Administrator or Appeals Fiduciary received such written application for review.

(g)
NOTICE OF HEARING.  At least ten (10) days prior to the scheduled hearing, the claimant and his or her representative designated in writing by him or her, if any, shall receive written notice of the date, time, and place of such scheduled hearing.  The claimant or his or her representative, if any, may request that the hearing be rescheduled, for his or her convenience, on another reasonable date or at another reasonable time or place.

(h)	COUNSEL. All claimants requesting a review of the decision denying their claim for benefits may employ counsel for purposes of the hearing.

(i)
DECISION ON REVIEW.  No later than sixty (60) days (forty-five (45) days with respect to a claim for benefits due to the Officer becoming subject to a Disability) following the receipt of the written application for review, the Claims Administrator or the Appeals Fiduciary, as applicable, shall submit its decision on the review in writing to the claimant involved and to his or her representative, if any, unless the Claims Administrator or Appeals Fiduciary determines that special circumstances (such as the need to hold a hearing) require an extension of time, to a day no later than one hundred twenty (120) days (ninety (90) days with respect to a claim for benefits due to the Officer becoming subject to a Disability) after the date of receipt of the written application for review.  If the Claims Administrator or Appeals Fiduciary determines that the extension of time is required, the Claims Administrator or Appeals Fiduciary shall furnish to the claimant written notice of the extension before the expiration of the initial sixty (60) day (forty-five (45) days with respect to a claim for benefits due to the Officer becoming subject to a Disability) period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Claims Administrator or Appeals Fiduciary expects to render its decision on review.  In the case of a decision adverse to the claimant, the Claims Administrator or Appeals Fiduciary shall provide to the claimant written notice of the denial which shall include:

(i)	the specific reasons for the decision;

(ii)	specific references to the pertinent provisions of this Agreement on which the decision is based;

(iii)
a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits;

(iv)
in the case of a claim for benefits due to the Officer becoming subject to a Disability, if  an internal rule, guideline, protocol or other similar criterion is relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such rule, guideline, protocol or other similar criterion was relied upon in making the decision and that a copy of such rule, guideline, protocol or other similar criterion will be provided free of charge upon request;

(v)
in the case of a claim for benefits due to the Officer becoming subject to a Disability, if a denial of the claim is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment for the denial, an explanation applying the terms of this Agreement to the claimant’s medical circumstances or a statement that such explanation will be provided free of charge upon request;

(vi)	a statement of the claimant’s right to bring an action under Section 502(a) of ERISA following the denial of the claim upon review; and

(vii)	in the case of a claim for benefits due to the Officer becoming subject to a Disability, a statement regarding the availability of other voluntary alternative dispute resolution options.”

10.	By deleting the existing Section 8.1 in its entirety and substituting therefor the following:

“8.1
EMPLOYER’S RIGHT TO TERMINATE.  The Board of Directors of the Employer reserves the right, at any time, to terminate the Agreement; provided, however, that no such termination shall deprive the Officer or any Beneficiary of a right accrued hereunder prior to the date of termination and provided that, upon termination, the Officer shall become fully vested in the Officer’s Liability Account.  The Employer may, at any time, terminate the Agreement except that no Agreement termination may reduce the Officer’s Liability Account.  Except as provided in this Section 8.1, the termination of the Agreement shall not cause a distribution of any Benefits.  Rather, after such termination, Benefit distributions, if any, will be made in accordance with Article 4.  Notwithstanding the preceding provisions of this Section 8.1, the Employer may elect to terminate the Agreement under any circumstances permitted by Treasury Regulations Section 1.409A-3(j)(4)(ix).  In any such event, the Employer shall distribute the Officer’s Liability Account, determined as of the date of the termination of the Agreement, to the Officer in a lump sum at the earliest date permitted under such Treasury guidance.”

11.	By deleting Appendix A to the Agreement.

Except as specifically amended hereby the Agreement will remain in full force and effect as prior to this amendment.

IN WITNESS WHEREOF, the Employer and the Officer have executed and delivered this First Amendment as of the date first shown above.

EMPLOYER:
CBC NATIONAL BANK

By:	/s/ Michael G. Sanchez
Signature

Michael G. Sanchez
Print Name

President/CEO
Title

OFFICER:

/s/ Paul R. Garrigues
PAUL R. GARRIGUES